Exhibit 10.22

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Agreement”) is entered into as of this 27th day of February, 2008, by and among ASSOCIATED THIRD PARTY ADMINISTRATORS (“Pledgor”) and INFORMATION CONCEPTS, INC. (“Pledgee or Secured Party”).

RECITALS

A. PARTIES. The parties hereto have entered into a WebERF Software License Agreement (“License Agreement”) dated January 31, 2008, by and among BENEFITS TECHNOLOGIES, LLC (“BT”), Pledgor and Pledgee. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the License Agreement.

B. PURPOSE. Pursuant to Paragraph 9.1 of the License Agreement, fifty percent (50%) of the membership interest owned by Pledgor in BT shall be pledged as security for the performance of Pledgor of its Obligations (defined below) under the License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties contained in this Agreement, the parties hereto agree as follows:

AGREEMENT

1. INCORPORATION OF RECITALS. The Recitals set forth above are true and correct and are incorporated herein by this reference.

2. PLEDGE. To secure the prompt and complete payment and performance when due of the obligations of Pledgor under the License Agreement (the "Obligations"), Pledgor hereby grants a security interest to Pledgee in all of Pledgor's right, title and interest in and to the following: (a) one half (1/2) of the units comprising its membership interest in BT, and all of Pledgor's rights and benefits arising from such membership interest (the “Collateral" or "Pledged Interest”). Pledgor represents that as of the date hereof, Pledgor's units comprise a forty percent (40%) voting membership interest in BT, and that the Pledged Interest granted hereunder equals a twenty percent (20%) voting membership interest in BT.

3. DIVIDENDS OR DISTRIBUTIONS. During the term of this Agreement, and so long as Pledgor is not in default under the License Agreement or this Agreement, Pledgor shall be entitled to receive any dividends or distributions declared on the Pledged Interest by BT.

4. VOTING RIGHTS. During the term of this Agreement, and so long as Pledgor is not in default under the License Agreement or this Agreement, Pledgor shall have the right to vote the Pledged Interest on any matters.

5. RESTRICTIONS ON SHARES. Pledgee acknowledges that he/she is aware that the Pledged Shares are subject to the Limited Liability Company Agreement of BT (the “LLC Agreement”), and that the LLC Agreement places restrictions on the transferability of membership interests.

6. PAYMENT. Upon satisfactory written evidence that the payments under the License Agreement have been fully paid, including the receipt by Pledgee of releases from certain creditors specified in the License Agreement, the License Agreement will terminate, the WebERF software will transfer immediately to BT, and this Pledge Agreement will be extinguished.

7. REPRESENTATIONS AND COVENANTS OF PLEDGOR. (a) Pledgor owns, and all times hereunder will own, the Collateral free and clear of all liens, restrictions, and limitations, other than those set forth in the LLC Agreement; (b) Pledgor has authority to enter into this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Pledgor, and does not conflict with any other agreement, instrument or order to which Pledgor is subject; and (c) there are no options, privileges or rights, and there is no legal action pending or threatened, which would affect Pledgor's interest in and to the Collateral. During the term of this Agreement, Pledgor (i) will not transfer, assign or encumber the Collateral, except only pursuant to this Agreement and any documents entered into pursuant to this Agreement, and (ii) will take any action reasonably necessary or appropriate to protect and preserve Pledgee's interest in the Collateral, at Pledgor's expense.

8. DEFAULT. (a) In the event that Pledgor defaults in the performance of any of the terms of this Agreement or the License Agreement, Pledgee shall give written notice of the default (the “Notice”) to the Pledgor at the address set forth in the License Agreement or at such other address as any party may direct in writing. If the default is not cured within the time frames required under the License Agreement, Pledgor shall deliver to Pledgee the blank endorsed membership certificate(s), evidencing the Pledged Interest. Upon Pledgee’s receipt of the certificates, the Pledged Interest shall be deemed to have been reissued by TBT to Pledgee with all the voting, dividend and other rights conferred upon a member, subject to any reduction that may have occurred prior to such date as a result of the sliding scale reduction in the Pledged Collateral set forth in subparagraph (b) herein below;

(b) From and after the one year anniversary of the Effective Date (as defined in the License Agreement), and provided that Pledgor and BT have fully and timely performed their obligations under the License Agreement at all times prior thereto and there is no event of default existing (or circumstances which with the passage of time would constitute an event of default under the License Agreement), the membership interests that are subject to the Pledge Agreement shall be reduced by fifteen percent (15%) of the initial pledged amount for every $100,000 thereafter paid by Pledgor to Pledgee pursuant to the License Agreement. Notwithstanding the foregoing, it is agreed that the Pledged Interest shall never be reduced below an amount such that the sum of Pledgee’s membership interest and the pledged amount is less than fifty-one percent (51%) of the total voting membership interest of BT, and provided further that in the event of issuances of additional voting membership interests of BT or other diluting events, the Pledge Interest shall be adjusted (including increased, as applicable, but not above one-half of Pledgor's total membership interest), to meet the minimum fifty-one percent (51%) requirement.

(c) In order to preserve and protect Pledgee's rights under this Agreement and in the Collateral, effective automatically upon the occurrence of a default that is not cured as required under this Section 8, Pledgor appoints Pledgee as its true and lawful attorney in fact, with full power of substitution to perform any and all acts which Pledgor is obligated to do or is entitled to do under this Agreement. In addition to any other remedies, in the event of a default that is not cured as required under this Section 8, all rights of Pledgor to vote the units comprising the Pledged Interest, and the right to receive any distributions or dividends shall cease, and Pledgee shall have the sole right to exercise such rights.

9. WAIVER. Pledgee’s failure to promptly exercise any right or remedy provided herein or by law shall not be a waiver of any obligation of Pledgor nor shall it constitute a modification of this Agreement.

10. AMENDMENTS. This Agreement may be amended only by written consent of all of the parties hereto.

11. NOTICES. Any and all notices, demands, requests, or other communications required or permitted by this Agreement or by law to be served on, given to, or delivered to any party hereto by any other party to this Agreement shall be in writing and shall be transmitted to the last known address of the recipient. Notice may be given by U.S. first-class mail, postage prepaid; certified mail, return receipt requested; U.S. Express Mail; courier; facsimile, or by electronic transmission (“e-mail”). If sent by U.S. first-class mail, it shall be deemed given forty-eight (48) hours after mailing. With all other means of delivery, it shall be deemed given on the date confirmed by the transmitter.

12. ATTORNEY'S FEES. Should any arbitration or litigation be commenced between the parties to this Agreement, concerning any provision of this Agreement or the rights and obligations of any party or the estate of any party in relation thereto, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees and costs.

13. ARBITRATION. All disputes arising under or in connection with this Agreement or among the Members, shall be submitted to a mutually agreeable arbitrator, or if the parties are unable to agree on an arbitrator within fifteen (15) days after a written demand for arbitration is made by either party, to JAMS/Endispute (“JAMS”) or successor organization, for binding arbitration in Los Angeles County by a single arbitrator who shall be a former California Superior Court judge. Except as may be otherwise provided herein, the arbitration shall be conducted under the California Arbitration Act, Code of Civil Procedure 1280 et seq. The parties shall have the discovery rights provided in Code of Civil Procedure 1283.05 and 1283.1. The arbitration hearing shall be commenced within ninety (90) days after the selection of an arbitrator by mutual agreement or, absent such mutual agreement, the filing of the application with JAMS by either party hereto, and a decision shall be rendered by the arbitrator within thirty (30) days after the conclusion of the hearing. The arbitrator shall have complete authority to render any and all relief, legal and equitable, appropriate under California law, including the award of punitive damages where legally available and warranted. The arbitrator shall award costs of the proceeding, including reasonable attorneys’ fees and the arbitrator’s fee and costs, to the party determined to have substantially prevailed. Judgment can be entered in a court of competent jurisdiction.

NOTWITHSTANDING THE FOREGOING, PLEDGEE SHALL BE ENTITLED TO ALL RIGHTS AND REMEDIES AVAILABLE TO IT UNDER THE UNIFORM COMMERCIAL CODE, AS ADOPTED IN CALIFORNIA, IN ENFORCING ITS RIGHTS, AND REALIZING UPON, THE COLLATERAL DELIVERED BY PLEDGEE PURSUANT TO THIS AGREEMENT.

14. BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors, assigns, personal representatives, heirs and legatees.

15. SEVERABILITY. If any provision of this Agreement is held by a Court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

16. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed by the laws of the State of California.

17. ASSIGNMENT. The rights and obligations hereunder shall not be assignable by any party, except by Corporation to a wholly-owned subsidiary, division or affiliate, without the prior written consent of all parties hereto.

18. COUNTERPARTS. This Agreement may be executed in counterparts and facsimile signatures have the same force and effect as an original signature.

IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

PLEDGOR:		PLEDGEE:

INFORMATION CONCEPTS, INC.		ASSOCIATED THIRD PARTY ADMINISTRATORS

By	/s/ Bruce Biller	By	/s/ Rick Stierwalt
	Authorized Signature		Authorized Signature

	Name: Bruce Biller		Name: Rick Stierwalt
	Title: President		Title: President

ACKNOWLEDGEMENT AND CONSENT REGARDING PLEDGED INTEREST

To: Information Concepts, Inc.

The undersigned acknowledges that Associated Third Party Administrators ("ATPA”) has granted to ICI a security interest in 50% of all of ATPA's right, title and interest in and to ATPA's units (the "Pledged Units") in Benefits Technologies, LLC.

Therefore, intending that ICI may rely hereon in entering into an agreement with ATPA, the undersigned irrevocably and unconditionally consents to ATPA's grant to ICI of a security interest in the Pledged Units, and the resultant succession and substitution of ICI in the event of a default as provided for in the Pledge Agreement, and agrees to comply with the instructions of ICI in the enforcement of its rights under the Pledge Agreement.

Agreed to and executed as of this 27th day of February, 2008.

BENEFITS TECHNOLOGIES, LLC

By	/s/ Leonard Neuhaus
Len Neuhaus, Chairman